CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2009, relating to the financial statements and financial highlights, of Franklin Templeton 2015 Retirement Target Fund, Franklin Templeton 2025 Retirement Target Fund, Franklin Templeton 2035 Retirement Target Fund, Franklin Templeton 2045 Retirement Target Fund, Franklin Templeton Conservative Target Fund, Franklin Templeton Moderate Target Fund, Franklin Templeton Growth Target Fund, Franklin Templeton Corefolio Allocation Fund, Franklin Templeton Founding Funds Allocation Fund and Franklin Templeton Perspectives Allocation Fund which appear in the December 31, 2008 Annual Report to Shareholders of Franklin Templeton Allocator Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 27, 2009